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                                                      EX-99.B(16)


        Schedule of Computation of Performance Quotations
                           (unaudited)

This Schedule is included to illustrate how total return will be calculated.

     Total Return

The examples presented use actual data for the Fund's Class A and Class B Shares for the period from February 13, 1995 (commencement of operations) through May 31, 1995.


     (a)  Aggregate Total Return Pursuant to SEC Rules -

          Class A Shares (assumes deduction of maximum sales charge prior to investing)
                     n
               P(1+T)  = ERV

               P = initial payment = $1,000

               ERV = $ 1,028

               T = aggregate total return = 2.81%

          Class B Shares (includes contingent deferred sales charge)
                     n
               P(1+T)  = ERV

               P = initial payment = $1,000

               ERV = $ 1,075

               T = aggregate total return = 7.50%

     (b)  Aggregate Total Return Pursuant to Non-
          Standardized Computation

          (Class A Shares)

               P(1+T) = ERV

               P = initial payment = $10,000

               ERV = $ 10,770

               T = aggregate total return =  7.70%

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          (Class B Shares)

               P(1+T) = ERV

               P = initial payment = $10,000

               ERV = $ 10,750

               T = aggregate total return = 7.50%